                                                              Exhibit 99.5




MEDIQ Incorporated
One MEDIQ Plaza
Pennsauken, New Jersey

Ladies and Gentlemen:

      I hereby consent to the references to me becoming a Director of MEDIQ Incorporated appearing in the Registration Statement on Form S-4 of MEDIQ Incorporated, the preliminary copy of which was initially filed on February 12, 1998 with the Securities and Exchange Commission.

                                       Sincerely yours,

                                       /s/ L. John Wilkerson
                                       ---------------------------